                                                                    EXHIBIT 4.01

                      RULES OF THE kVAULT SOFTWARE LIMITED

                              ENTERPRISE MANAGEMENT
                                    INCENTIVE
                                     SCHEME

                                  SCHEME RULES

                      RULES OF THE kVAULT SOFTWARE LIMITED

                     ENTERPRISE MANAGEMENT INCENTIVE SCHEME

                                    CONTENTS

RULE
----
1. Definitions and interpretation

2. Grant of Options

3. Conditions of exercise

4. Vesting provisions

5. Individual limits

6. Rights of exercise and lapse of Options

7. Exercise of Options

8. Takeovers and Liquidations

9. Exchange of Options on a takeover

10. Variation of share capital

11. Administration

12. Amendments

13. General

                      RULES OF THE kVAULT SOFTWARE LIMITED

                 ENTERPRISE MANAGEMENT INCENTIVE SCHEME ("EMI")

DEFINITIONS AND INTERPRETATION

      In this Scheme, the following words and expressions shall, where the context so permits, have the following meanings:

"THE AGREEMENT"         The Agreement granting an Option pursuant to this Scheme
                        entered into by an Eligible Employee and the Grantor in such form as the Board shall from time to time determine
                        (and which in the case of an EMI Option complies with paragraph 37 of Schedule 5;

"ASSOCIATED COMPANY"    The meaning given by Section 416 of the Taxes Act;

"AUDITORS"              The auditors for the time being of the Company;

"BOARD" the Board of Directors for the time being of the Company or a duly authorized Committee thereof;

"BUSINESS DAY"          a day (other than a Saturday or Sunday) on which banks
                        in the City of London are generally open for business;

"CAUSE" conduct which, in the opinion of the Board, entitles the employer of an Optionholder lawfully to dismiss an employee with immediate effect and without notice or any payment in lieu of notice;

"CHANGE IN CONTROL"     Any consolidation, merger, demerger, joint venture
                        recapitalisations of the Company with or into any other
                        Person or any other corporate reorganisation, in which the shareholders of the Company immediately prior to such consolidation, merger, demerger, joint venture recapitalisations, own, directly or indirectly, less than fifty per cent (50%) of the surviving corporation or entity's voting power immediately after such transaction or series of related transactions which results in any Person or group of related Persons holding in excess of fifty per cent (50%) of the Company's voting rights.

"COMMITTED TIME"        the meaning given in paragraph 26 of Schedule 5;

"THE COMPANY"           kVault Software Limited registered in England under
                        number 03876482;

"COMPANY LIMIT"         the limit specified in paragraph 7 of Schedule 5 from
                        time to time;

"CONNECTED PERSON"      the meaning given by section 839 of the Taxes Act;

"CONTROL" AND COGNATE   the meaning given by section 840 of the Taxes Act;
 EXPRESSIONS

"DATE OF GRANT"         the date on which an Option is granted as evidenced by
                        the Agreement;

"DISQUALIFYING EVENT"   an event specified in Sections 534 to 539 inclusive of
                        the ITEP Act, which causes an EMI Option to cease to satisfy the requirements of Schedule 5;

"DRAG-ALONG SALE"       a sale of the entire issued share capital of the Company
                        in circumstances where Article 11 of the Articles of Association of the Company apply such that:

                        1. shareholders holding more than 75% of the voting rights accept an offer to sell their shares to a third party;

                        2. such sale is proposed to be made at a price per share equal to or greater than four times the conversion price then in effect for the Preference Shares (or the holders of a two-thirds majority of the Preference shares waive such conditions); and

                        3. such sale is conditional upon the sale of all remaining shares in the Company to such third party and all other shareholders in the Company are required to sell their shares in such a transaction, on the same terms and conditions;

"ELIGIBLE EMPLOYEE"     an individual:

                        (a) who is a bona fide employee of the Company or a Qualifying Subsidiary;

                        (b) whose Committed Time is at least 25 hours per week, or, if less, 75% of his Working Time; and

                        (c) who is not precluded from such participation by paragraphs 28 to 33 inclusive of Schedule 5 (no material interest);

"EMI OPTION"            an Option which is a qualifying option within the
                        meaning given in paragraph 1 of Schedule 5;

"EMPLOYER COMPANY"      the Company by reference to which the Committed Time
                        requirement is met by the Eligible Employee;

"EXERCISE PRICE"        the price determined by the Board at which each Share
                        subject to an EMI Option may be acquired (subject to Rule 10 - variation of share capital) and specified at the Date of Grant provided that if Shares are to be subscribed, it may not be less than the nominal value of a Share;

"GRANTOR"               the Company or such other person who grants an Option
                        under this Scheme;

"GROUP COMPANY"         the Company or any Subsidiary of the Company;

"INDIVIDUAL LIMIT"      the limit specified in Rule 5 on the value of Shares in
                        respect of which EMI Options or other options may be granted to Eligible Employees;

"ITEP ACT"              The Income Tax (Earnings and Pensions) Act 2003;

"LISTING"               the admission of any of the Company's ordinary share
                        capital or the granting of permission for any of the Company's shares or any of the shares of any other Group
                        Company to be dealt on (a) the London Stock Exchange plc, or (b) any other market referred to in articles 68 and 69 of the Financial Services and Markets Act 2000
                        (Financial Promotion) Order 2001 (SI 2001/1335), or (c) on a national securities exchange in the United States of America, including for the avoidance of doubt, NASDAQ;

"THE LONDON STOCK
 EXCHANGE"              London Stock Exchange plc or any of its successors;

"MARKET VALUE"          on any day the market value of a Share determined in
                        accordance with paragraphs 5, 55 and 56 of Schedule 5;

"MODEL CODE"            the Model Code for Securities Transactions by Directors
                        of Listed Companies published by the UK Listing
                        Authority;

"NORMAL RETIREMENT
 DATE" Sixty (60) years of age or such other age at which the Optionholder is bound to retire under the terms of his employment;

"PREFERENCE SHARES"     preference shares of Pound L0.025 in the capital of the
                        Company;

"OPTION"                a right to acquire Shares pursuant to this Scheme;

"OPTIONHOLDER"          an Eligible Employee to whom an Option has been granted
                        which has neither lapsed nor been surrendered or exercised;

"PERSON" any individual, body corporate (wherever incorporated) unincorporated association, trust partnership (whether or not having separate legal personality), government state or agency of a state or two more of the foregoing;

"QUALIFYING EXCHANGE
 OF SHARES"               the meaning given in paragraph 40 of Schedule 5;

"QUALIFYING SUBSIDIARY"   the meaning given in paragraph 11 of Schedule 5;

"RULES"                   the rules of this Scheme as amended from time to time;

"SALE" a sale of all or substantially all of the assets of the Company;

"SCHEDULE 5"              Schedule 5 to the ITEP Act;

"THIS SCHEME"             the kVault Software Limited Enterprise Management
                          Incentive Scheme, as amended from time to time;

"SECURITIES"              collectively, the Shares or any shares in the capital
                          of the Company or any member of the Group, or any security (whether shares or indebtedness) convertible or exchangeable with or without consideration, into or for any shares or similar security (whether shares or indebtedness) carrying any warrant or right to subscribe to or purchase any shares or similar security, or any such warrant or right;

"SHARE" an ordinary share in the capital of 0.025p each which is fully paid up and non-redeemable within the meaning of paragraph 35 of Schedule 5;

"SUBSIDIARY"              any company which the Company Controls (on its own or
                          together with any Connected Person);

"SUBSISTING OPTION"       an Option which is neither lapsed, cancelled or
                          surrendered;

"TAXES ACT"               the Income and Corporation Taxes Act 1988;

"UNAPPROVED OPTION"       an Option which at the Date of Grant is not an EMI
                          Option;

"VOTING RIGHTS"           the voting rights attaching to any Securities;

"VEST" the Option (or part thereof) which would be available to exercise, subject to satisfying the conditions of Rule 4.3 and Rule 8 (and "Vests" "Vesting" and "Vested" shall be construed accordingly);

"WORKING TIME"            the meaning given in paragraph 27 of Schedule 5.

References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and vice versa.

2. GRANT OF OPTIONS

      2.1 The Grantor may grant an Option to an Eligible Employee at any time.

      2.2 Subject to Rule 3.2, the right to exercise an Option will be in accordance with the provisions of Rule 4 and as set out in the Agreement as determined by Rule 4.5.

      2.3 Where the Grantor grants an EMI Option, which is in excess of the Individual Limit, the excess shall be an Unapproved Option.

      2.4 If an Optionholder has been granted EMI Options in respect of shares whose Market Value is equal to the Individual Limit (whether or not they have been exercised or released) any Options granted to him within 3 years of the date on which he was granted his last EMI Option shall be Unapproved Options.

      2.5 The right to exercise an Option may be subject to conditions imposed by the Grantor in accordance with Rule 3.

      2.6 As soon as practicable after the Grantor decides to grant an Option to an Eligible Employee the Grantor and the Eligible Employee shall enter into an enforceable Option Agreement, which shall state:

            (a)   the Date of Grant of the Option;

            (b) that the Option is an EMI Option or an Unapproved Option (as the case may be);

            (c) (in respect of an EMI Option) that the Option is granted under the provisions of Schedule 5;

            (d)   the number, or maximum number, of Shares that may be acquired;

            (e) the Exercise Price payable for each Share subject to the Option;

            (f) any conditions imposed or dates determined by the Board pursuant to Rule 3; and

            (g)   when and how the Option may be exercised.

and in the case of an EMI Option such Agreement shall include any other details required pursuant to paragraph 37 of Schedule 5.

      2.7 Subject to the right of a deceased Optionholder's personal representatives to exercise an Option in accordance with Rule 7, every Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, assigned or charged.

      2.8 The Grantor may grant an EMI Option to an Eligible Employee only if all of the following conditions are satisfied at the Date of Grant immediately prior to the grant of the proposed EMI Option:

            (a) the Board have satisfied themselves that it is being granted for commercial reasons in order to recruit or retain an employee and not as part of a scheme or arrangement the main purpose, or one of the main purposes, of which is the avoidance of tax;

            (b) in the case of an EMI Option to be granted the total Market Value of Shares in the Company in respect of which unexercised EMI Options subsists shall not exceed Pound L3 million or such other value as shall be specified at that time in paragraph 7 of Schedule 5;

            (c) the Company or a Group Company as the case may be meets the trading activities requirement of paragraph 13 and 14 of
                  Schedule 5;

            (d) the gross assets of the Company do not exceed Pound L30 million (or such other amount as may at that time be specified in paragraph 12 of Schedule 5). For these purposes "gross assets" means:

                  (i) the sum of all the fixed and current assets of the Company; or

                  (ii) if the Company is a member of a group of companies, the sum of the fixed and current assets of all the Group Companies excluding any member's rights against, or shares in or securities of, another Group Company).

                  determined in accordance with the Inland Revenue Statement of Practice 2/00 or its successors; and

            (e)   the qualifying subsidiaries requirement of paragraph 10 of
                  Schedule 5 is satisfied.

      2.9 For the purposes of Rule 2.8(b) above, the Market Value of a Share shall be determined in accordance with paragraphs 5 and 6 of Schedule 5 in respect of the day on which each of the relevant unexercised EMI Options were granted.

      2.10 An Option shall not be granted unless the Grantor is satisfied at the relevant time (if then applicable) that such grant would not be in breach of the Model Code or any other applicable laws, codes or regulations relating to the acquisition of securities including the internal code of the Company.

      2.11 An Eligible Employee to whom an Option is granted may by notice in writing within thirty days after the Date of Grant (or such shorter period of which he may be notified by the Board) renounce his rights under such Option in whole, (and in such case, the Option shall be deemed never to have been granted), or in part, (and in such case the Option shall be deemed to have been granted only as to the balance).

3. CONDITIONS OF EXERCISE

      3.1 The right to exercise an Option may be conditional upon the satisfaction of a performance condition imposed by the Grantor at the Date of Grant as set out in the Agreement, provided that such performance condition is capable of being satisfied within ten years of the Date of Grant.

      3.2 When granting an Option, the Grantor may, if in its discretion it thinks fit determine any date or dates prior to the day before the tenth anniversary of its Date of Grant as set out in the Agreement on which the Option may vest in whole or in part.

      3.3 If, after the Grantor has imposed any performance condition to be satisfied pursuant to this Rule 3, events occur which cause the Board to consider that any of the conditions has become unreasonable, unfair or impractical, the Grantor may, in its discretion (provided such discretion is exercised fairly and reasonably) amend, relax or waive such conditions provided that any condition which is amended or relaxed will be no more and no less difficult to satisfy than when it was originally imposed or last amended or relaxed.

      3.4 The Grantor shall notify all relevant Optionholders in writing of any amendment, relaxation or waiver of any conditions made pursuant to Rule 3.3.

4. VESTING OF OPTIONS

      4.1 Subject to Rule 3.2, Options will Vest and become exercisable in accordance with this Rule 4.

      4.2 Subject to Rule 3.2 and any provisions in the Option Agreement, an Option granted under the Scheme shall Vest in respect of the shares comprised in that Option as follows:

            (a) twenty five percent (25%) on the first anniversary of the date on which the Option is granted, and

            (b) thereafter, the remaining unvested Option in equal installments on the last day of each calendar month over the period of thirty six (36) months commencing with the first full calendar month after the first anniversary of the date on which the Option is granted.

      4.3 Options shall only be exercisable (to the extent that they are Vested) in the event of the earlier of:

            (a)   a Change of Control; or

            (b)   a Listing; or

            (c)   a Sale; or

            (d) the expiration of nine years and six months from the Date of Grant; or

            (e)   at any time at the discretion of the Board.

      4.4 In relation to Rule 4.2, the Board reserves the right to restrict the number of Options to be exercised and Shares to be sold on the open market at Listing and each employee granted Options under this Scheme shall undertake to sign an agreement where they agree to be bound by the broker's decision on the sale of Shares on the open market at the date of Listing.

      4.5 Where the provisions of the Option Agreement conflicts with Rule 4.2, the provisions of the Option Agreement will preside.

5. INDIVIDUAL LIMITS

      5.1 Any EMI Option granted to an Eligible Employee by the Grantor shall be limited and take effect so that, immediately following such grant, the aggregate Market Value of:

            (a) all shares in respect of which EMI Options or other options which are qualifying options within the meaning given in paragraph 1 of Schedule 5 are then held by him and granted by reason of his employment with any one or more Group Companies;

            (b) all other shares in respect of which EMI Options or other options which are qualifying options within the meaning given in paragraph 1 of Schedule 5 were granted to him within the preceding three years by reason of his employment with any one or more Group Companies, whether or not such EMI Options have been exercised or released; and

            (c) all shares in respect of which options were granted to him under a company share option plan approved by the Inland Revenue under Schedule 9 to the Taxes Act by reason of his employment with the Employer Company or any other Group Company, which options have neither lapsed nor been exercised or released, shall not exceed Pound L100,000 or such other amount as may from time to time be specified in paragraph 5 of Schedule 5.

      5.2 For the purposes of Rule 5.1, the Market Value of the Shares or shares shall be their Market Value at the date or dates on which the relevant EMI Options or other options were granted or such earlier time or times as may be agreed with the Inland Revenue.

6. RIGHTS OF EXERCISE AND LAPSE OF OPTIONS

      6.1 Subject to Rule 7, an Option may only be exercised where (i) it has Vested (in whole or in part) in accordance with Rule 4.2 or, where Rule 4.5 applies, as set out in the

Agreement, and (ii) an event in accordance with Rule 4.3 has occurred, but in any event may not be exercised later than the day before the tenth anniversary of the Date of Grant.

      6.2 Save as provided in Rules 6.3 (death), 6.4 (Disqualifying Events), 6.5 (good leavers), 6.6 (qualifying leavers) and 8 (takeover etc.) a Vested Option may be exercised by an Optionholder only while he is an Eligible Employee.

      6.3 Subject to Rule 4.3 and Rule 8, a Vested Option may be exercised by the personal representatives of a deceased Optionholder during the period of twelve months following the date of death.

      6.4 In the event of a Disqualifying Event, unless and to the extent the Board decides otherwise, an Option, 40 days after a Disqualifying Event shall continue in force as an Unapproved Option.

      6.5 Subject to Rule 8 (takeover etc.), if an Optionholder ceases to hold any office or employment with a Group Company on account of:

            (a) injury, ill-health or disability (evidenced to the satisfaction of the Board);

            (b)   redundancy (within the meaning of the Employment Rights Act
                  1996);

            (c)   retirement at the Normal Retirement Date;

            (d) early retirement with the consent of the Board before the Normal Retirement Date; or

            (e)   any other reason at the discretion of the Board,

the Option, to the extent it has Vested in accordance with Rule 4 on the date of cessation, shall continue to be a Subsisting Option or, where 6.5(a) applies, the Option as it has Vested at the date which is the last day of the sixth calendar month after the date of cessation shall continue to be a Subsisting Option.

      6.6 Subject to Rule 6.7 (bad leavers) and Rule 8 (takeover etc.), where an Optionholder ceases to hold any office or employment with a Group Company on account of:

            (a) the voluntary termination of his employment by the Optionholders, or

            (b) termination of the Optionholder's employment by mutual consent of the Board and the Optionholders; or

            (c) the Optionholder having become prevented by an applicable law or regulation from performing any material part of his duties; or

            (d) any other reason at the discretion of the Board, the Option shall, to the extent it has Vested in accordance with Rule 4 on the date of cessation, and subject to Rule 4.3 and Rule 8, only become exercisable in respect of the following percentage of Vested Options as at the termination of employment:

    Number of Years                     Percentage of
after the Date of Grant                 Vested Options
        0-1                                     0%
        1-2                                    25%
        2-3                                    50%
        3-4                                    75%
        4+                                    100%

provided that an Option may not be exercised in respect of fractions of Shares.

      6.7 If the Optionholder ceases to hold any office or employment with a Group Company on account of:

            (a) the failure of the Optionholder to perform his duties in a manner substantially consistent with the manner reasonably prescribed by the Board (other than any failure resulting from the Optionholder's incapacity due to physical or mental illness (when Rule 6.5(a) shall apply)), where failure continues for ten days following his receipt of a written notice from the Board specifying the manner in which the Optionholder is in default of his duties; or

            (b) the voluntary termination of his employment by the Optionholder, where the Optionholder is to become an employee of a competitor of the Company (as determined by the Board); or

            (c)   the Optionholder is dismissed with Cause,

the Options shall, unless and to the extent the Board in exceptional circumstances decide otherwise lapse on the date on which the Optionholder ceases to hold any office or employment with a Group Company.

      6.8 An Option shall lapse on the occurrence of the earliest of the following:

            (a)   the tenth anniversary of the Date of Grant;

            (b) the expiry of the period (if any) allowed for the satisfaction of any condition of exercise pursuant to Rule 3 without such condition having been satisfied or the date on which it becomes apparent to the Board in its absolute discretion that any such condition has become incapable of being satisfied;

            (c) the expiry of the applicable periods specified in Rules 6.3 (exercise by personal representatives);

            (d) the date on which the Optionholder ceases to hold any office or employment with a Group Company for any reason other than, to the extent the Option is Vested or potentially exercisable for reasons specified in Rules 6.3 (death), 6.5 (good leavers), Rule 6.6 (qualified leavers) or, subject to the exercise of Board discretion, Rule 6.7 (bad leavers);

            (e) subject to Rule 9 (exchange of options on a takeover), the expiry of the period specified in Rule 8.1;

            (f) the expiry of the applicable periods specified in Rule 8.2 (winding up);

            (g) the date on which a resolution is passed, or an order is made by the Court, for the compulsory winding up of the Company; and

            (h) the date on which the Optionholder becomes bankrupt or does or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.

7. EXERCISE OF OPTIONS

      7.1 An Option shall be exercisable in whole or in part (and by notice in writing (in the form prescribed by the Company from time to time) given by the Optionholder (or his personal representatives as the case may be) to the Company. Unless and to the extent the Board decides otherwise, the notice of exercise of the Option shall be accompanied by a remittance in cleared funds for the aggregate of the Exercise Prices payable.

      7.2 Subject to Rules 7.3 and 7.4, within 30 days of the Option exercise the Board shall allot or procure the transfer of the Shares in respect of which the Option has been validly exercised and shall issue a definitive certificate or such other acknowledgement of shareholding as is from time to time permitted in respect of the Shares allotted or transferred, unless the Board considers that such allotment or transfer would not be lawful in the relevant jurisdiction.

      7.3 An Option shall be exercisable subject to the condition that the Optionholder shall meet the secondary National Insurance Contributions due on the exercise or release of the Option. For this purpose, the Optionholder will be required within 30 days of a request by the Company or Grantor, to enter into an election to transfer liability for such National Insurance Contributions in a form approved by the Inland Revenue and acceptable to the Company or Grantor and to enter into such arrangements as may be approved by the Inland Revenue in order to secure the transfer of the liability.

      7.4 If any Group Company or Grantor is liable to account for tax or social security contributions (in any jurisdiction) for which an Optionholder is liable by virtue of the exercise of the Option, the employee will indemnify any Group Company or Grantor for the amount of tax or social security due and any Group Company or the Grantor or the trustee of any trust which is intended to be an employee share scheme pursuant to Section 743 of the Companies Act 1985 may:

            (a) withhold the appropriate amount of tax or social security from the Optionholder's remuneration; or

            (b) make such other arrangements as it considers necessary (including the sale of Shares on behalf of the Optionholder) to finance the amounts in (a) above,

unless the Optionholder discharges the liability himself at the date of exercise.

      7.5 Shares allotted under this Scheme shall rank pari passu in all respects with the Shares of the same class for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of allotment and in the case of a transfer of existing Shares the transferee shall not acquire any rights attaching to such Shares by reference to a record date prior to the date of such transfer.

      7.6 If and so long as the Shares are listed on the London Stock Exchange or any similar exchange, the Company shall apply for any Shares allotted under this Scheme to be admitted to the Official List or any similar list as the case may be.

      7.7 The exercise of any Option (in whole or in part) shall not be permitted at a time when (if then applicable) such exercise would be in breach of the Model Code or any other applicable laws, codes or regulations relating to the acquisition of securities, including the internal code of the Company.

8. TAKEOVERS AND LIQUIDATIONS

      8.1 If any person obtains Control of the Company as a result of making:

            (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

            (b) a general offer to acquire all the shares in the Company which are of the same class as the Shares; or

            (c)   a Drag-Along Sale,

any option, at the discretion of the Directors, may Vest and subject to Rule 10, to the extent Vested, be exercised immediately before and conditionally upon such change of Control or within 40 days thereafter provided such change of Control is not the result of a Qualifying Exchange of Shares. For the purposes of this Rule 8.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

      8.2 If, under section 425 of the Companies Act 1985, the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any

Vested Option may be exercised immediately prior to and conditionally upon the Court sanctioning such compromise or arrangement or within 40 days thereafter.

      8.3 If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430 of the Companies Act 1985 any Subsisting Option to the extent that the Subsisting Option has Vested in accordance with Rule 4 may be exercised, to the extent Vested, at any time when that person remains so bound or entitled.

      8.4 If the Company passes a resolution for voluntary winding up, any Vested Option may be exercised within 40 days of the passing of the resolution.

9. EXCHANGE OF OPTIONS ON A TAKEOVER

      9.1 Notwithstanding the provisions of Rule 8, if any company ("the Acquiring Company") obtains Control of the Company or becomes bound or entitled to acquire shares in the Company within any of the sets of circumstances specified in Rule 8.1, 8.2 and 8.3 or where there is a Qualifying Exchange of Shares, any Optionholder with the agreement of the Acquiring Company at any time within 6 months of any of the relevant circumstances specified in Rules 8.1 and
8.2 and within the time period during which any person remains bound or entitled under Rule 8.3, may release his Option ("the Old Option") in consideration of the grant to him of a new option ("the Replacement Option") which is equivalent to the Old Option.

      9.2 A new option shall only qualify as a Replacement Option if the requirements of Rule 9.1 above are met, and:

            (a) the Replacement Option is granted to the holder of the Old Option by reason of his employment:

                  (i)   with the Acquiring Company; or

                  (ii) if the Company is a parent company, with the Company or another Group Company;

            (b) at the time of the release of rights under the Old Option, the requirements of:

                  (i) paragraph 4 of Schedule 5 (purpose of granting the option); and

                  (ii) paragraph 7 of Schedule 5 (Company Limit or Individual Limit);

                  are so far as relevant met in relation to the Replacement Option;

            (c) at that time, the independence requirement and the trading activities requirement as set out in paragraphs 9 and 13 to 23 inclusive of Schedule 5 are met in relation to the Acquiring Company;

            (d) at that time, the individual to whom the Replacement Option is granted is an Eligible Employee in relation to the Acquiring Company;

            (e) at that time, the requirements of Part 5 of Schedule 5 are met in relation to the Replacement Option;

            (f) the total Market Value, immediately before the release, of the Shares which were subject to the Old Option is equal to the total Market Value, immediately after the grant, of the Shares in respect of which the Replacement Option is granted; and

            (g) the total amount payable by the Eligible Employee for the acquisition of Shares in pursuance of the Replacement Option is equal to the total amount that would have been payable for the acquisition of Shares in pursuance of the Old Option.

      9.3 Where any Replacement Options are granted pursuant to Rule 9.1 they shall be regarded for the purposes of the subsequent application of the provisions of this Scheme as having been granted at the time when the corresponding Old Options, were granted and, with effect from the date on which the Replacement Option is granted:

            (a) save for the definition of "Group Company" in Rule 1, references to "the Company" (including the definition in Rule
                  1) shall be construed as being references to the Acquiring Company to whose shares the Replacement Option relates;

            (b) references to "Shares" (including the definition in Rule 1) shall be construed as being references to shares in the Acquiring Company to which the Replacement Option relate; and

            (c) Notwithstanding Rule 9.3(a), references to "Admission" or Change of Control in the Company (including the definition in Rule 1) shall be construed as referring to an Admission or Change of Control in the Company and not the Acquiring Company (if applicable).

10. VARIATION OF SHARE CAPITAL

      10.1 In the event of any capitalisation, rights issue, open offer, consolidation, subdivision, reduction or other variation of the share capital of the Company:

            (a)   the number of Shares comprised in an Option;

            (b)   the Exercise Price in respect of such Shares; and

            (c) where an Option has been exercised pursuant to the provisions of these Rules but no Shares have been allotted or transferred in satisfaction of such exercise, the number of Shares to be so allotted or transferred and the Exercise Price in respect of such Shares, may be varied in such manner as the Board shall determine and (save in the event of a capitalisation) the Auditors shall confirm in writing to be in their opinion fair and reasonable, provided that no variation shall be made which would result in the Exercise Price for an allotted Share being less than its nominal value (unless the directors of the Company are then authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercised and which are allotted pursuant to such exercise exceeds the aggregate Exercise Price and to apply such sum in paying up such amount).

      10.2 The Board may take such steps as it consider necessary to notify Optionholders of any adjustment made under this Rule 10 and to call in, cancel, endorse, issue or re-issue any Agreement consequent upon such adjustment.

11. ADMINISTRATION

      11.1 The Board shall have power from time to time to make and vary such regulations (not being inconsistent with this Scheme) for the implementation and administration of this Scheme and/or the Agreement as they think fit.

      11.2 The decision of the Board shall be final and binding in all matters relating to this Scheme (other than in the case of matters to be determined or confirmed by the Auditors in accordance with this Scheme).

      11.3 The costs of establishing and administering this Scheme shall be borne by the Company.

      11.4 The Company may, but shall not be obliged to, provide Eligible Employees or Optionholders with copies of any notices circulars or other documents sent to shareholders of the Company.

      11.5 Within 92 days (or such longer period as may from time to time be permitted by Schedule 5) of granting an EMI Option under this Scheme notice shall be given to the Inland Revenue by the Employer Company, which shall contain:

            (a) information required by the Inland Revenue pursuant to paragraph 44 of Schedule 5;

            (b) a declaration from a director or the Company Secretary of the Employer Company, that in his opinion the requirements of
                  Schedule 5 have been met in relation to an Option under this Scheme and that to the best of his knowledge, the information provided is correct and complete; and

            (c) a declaration from the Optionholder to whom the Option is granted that he meets the Committed Time requirement.

12. AMENDMENTS

      12.1 Notwithstanding Rule 12.2, if the Inland Revenue raise a notice of enquiry pursuant to paragraph 46 of Schedule 5 and conclude that the requirements of Schedule 14 have not been met in relation to this Scheme and/or the Agreement (as the case may be) the Board may alter the Rules of this Scheme as may be necessary to ensure that the requirements of Schedule 5 have been met.

      12.2 The Board may amend the Rules of this Scheme provided that where any alteration would abrogate or adversely affect the subsisting rights of an Optionholder it will not be effective unless such alteration is made with the consent in writing of the Optionholder.

      12.3 Written notice of any amendment to this Scheme shall be given to all Optionholders affected thereby.

13. GENERAL

      13.1 This Scheme shall commence upon the date the Company adopts this Scheme and shall terminate on the expiry of the period of ten years from such date. On termination no further Options may be granted but such termination shall be without prejudice to any accrued rights in existence at the date thereof.

      13.2 The Company will at all times keep available sufficient authorised and unissued Shares, or shall ensure that sufficient Shares will be available, to satisfy the exercise to the full extent still possible of all Options not lapsed pursuant to the provisions of these Rules, taking account of any other obligations of the Company to issue Shares.

      13.3 Notwithstanding any other provisions of this Scheme:

            (a) this Scheme shall not form part of any contract of employment between any Group Company and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in this Scheme or any right which he may have to participate in it and this Scheme shall afford such an individual no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason whatsoever, including if such termination of employment was lawful or unlawful;

            (b) no Optionholder shall be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence of the loss or termination of his office or employment with any Group Company for any reason whatsoever including if such termination of employment was lawful or unlawful;

            (c) this Scheme shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against any Group Company directly or indirectly, or give rise to any cause of action at law or in equity against any Group Company.

      13.4 Save as otherwise provided in this Scheme any notice or communication to be given by the Company to any Eligible Employee or Optionholder may be personally delivered or sent by fax or by ordinary post to his last known address. Where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped and where a notice or communication is sent by fax it shall be deemed to have been received at the time when it was sent. Share certificates and other communications sent by post will be sent at the risk of the Eligible Employee or Optionholder concerned and the Company shall have no liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.

      13.5 Any notice to be given to the Company shall be delivered or sent by either post or fax to the Company at its registered office and shall be effective upon receipt.

      13.6 This Scheme and all Options granted under it shall be governed by and construed in accordance with English law.

                                  RULES OF THE
                             kVAULT SOFTWARE LIMITED
                            COMPANY NUMBER : 03876482
                          ENTERPRISE MANAGEMENT SCHEME

                              UNITED STATES SECTION

1. This Scheme shall operate in the United States of America with the following modifications (as modified, the United States application of the Scheme shall hereinafter be referred to as the "U.S. Plan").

2. The U.S. Plan incorporates all the Rules of the Scheme ("Rules") (so far as such Rules are not contrary to the laws, such as the securities laws and tax laws of the United States), but modified as set out below. This U.S. Plan is subject to the Memorandum and Articles of Association of the Company.

3. This U.S. Plan shall commence upon the date the Company adopts this U.S. Plan and shall terminate on the expiration of the period of ten years from such date. On termination no further Options may be granted, but such termination shall be without prejudice to any accrued rights in existence at the date thereof. The Grantor shall have the sole authority and discretion as to whether and to whom to grant a Non-Qualified Stock Option ("NQSO") or an Incentive Stock Option ("ISO") under Internal Revenue Code ("Code") Section 422; provided, however, that the terms of each Option shall specify clearly whether the type of Option being granted is intended to be an ISO. Notwithstanding any other provision hereof, Eligible Employees for the purposes of the grant of ISOs are employees of any United States Subsidiary in the Group, within the meaning of Code Section 424(f), or any entity which would be a Parent, within the meaning of Code
Section 424(e) (a "Parent").

4. Notwithstanding the limit contained in Section 6 of this U.S. Plan, the maximum aggregate number of Shares under this U.S. Plan with respect to which there may be a grant of Options is 3,000,000 Shares. The maximum number of Shares under this U.S. Plan with respect to which there may be a grant of ISOs is 3,000,000 Shares. To the extent that any ISO is disqualified and no longer an ISO, the number of Shares underlying the Option shall continue to count against the aggregate limit of 3,000,000 Shares. If any Option expires, terminates or is cancelled for any reason without having been exercised in full, the number of Shares underlying such unexercised Option shall again be available for purposes of awards to be measured against the foregoing limitations. The aggregate share limit may be adjusted to take into account any Listing, Change in Control or event described in Rule 10 of the Scheme.

5. If any Group Company or Grantor is liable to account for income tax or employment taxes (either currently or upon the subsequent occurrence of a "disqualifying disposition" within the meaning of Code Section 422) for which an Optionholder is liable by virtue of the exercise of the Option, the Optionholder will indemnify any Group Company or Grantor for the amount of income tax or employment taxes due. In its discretion a Group Company or the Grantor may:

      (a) withhold the appropriate amount of income tax or employment tax from the Optionholder's remuneration;

      (b) withhold the appropriate number of Shares from the Shares due the Optionholder as a result of the Optionholder's exercise of the Option, but only in an amount equal to the minimum prescribed statutory withholding amounts for federal, state and local withholding tax obligations; or

      (c) make such other arrangements as it considers necessary (including the sale of Shares on behalf of the Optionholder) to finance the amounts described above.

If approved by the Directors, the Optionholder may discharge the liability himself at the date of exercise of the Option.

6. The number and identity of Eligible Employees shall be limited by the Directors so that this U.S. Plan and any Options granted and Shares issuable or transferable thereunder shall comply with applicable law (including, but not limited to, the securities laws and the income tax laws of the United States or any State thereof).

7. All Options granted under this U.S. Plan shall be evidenced by instrument(s) in such form or forms as may from time to time be approved by the Directors which, among other things, shall set forth the terms and conditions upon which an Optionholder may exercise such Option and the form of payment to exercise the Options, including, but not limited to, whether such payment may be made in cash or previously acquired Shares.

8. If transactions in Shares of the Company become subject to Section 16(b) of the United States Securities Exchange Act of 1934 ("Exchange Act"), the Company may take such reasonable action as may be necessary to ensure that transactions under this U.S. Plan are exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, as then in effect, or such other applicable Rule or Rules of the United States Securities and Exchange Commission as may be then in effect.

9. If the Company becomes subject to Code Section 162(m), the Company may take such reasonable action as may be necessary to ensure that transactions under this U.S. Plan satisfy the exemption for performance-based compensation under such Code Section.

10. The following provisions shall apply if any Option is granted on terms that it shall qualify as an ISO:

      (a) To the extent the aggregate fair market value (determined as of the Date of Grant) of the Shares underlying one or more Options that are first exercisable in any calendar year that are ISOs under this and all other ISO plans of the Company and its Subsidiaries and any Parent exceed the Sterling equivalent US $100,000, such excess Options shall no longer be treated as ISOs. To satisfy the foregoing limits, Options may be granted on a time vesting basis.

      (b) The Exercise Price of the Shares covered by each such Option shall not be less than the higher of the Exercise Price determined in accordance with the provisions of the Scheme or 100% of the fair market value (within the meaning of Code Section 422) of such Shares on the Date of Grant, provided that if such Optionholder owns at the Date of Grant Shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a "10 Percent Stockholder") the Exercise Price shall be at least 110% of the fair market value of such Shares on the Date of Grant.

      (c) The Exercise Price of such Option shall be stated in UK
Sterling("Pound Sterling") and shall be payable in UK Sterling.

      (d) Such Option may not be exercisable more than 10 years (5 years in the case of a 10 Percent Stockholder) after the Date of Grant and no Option may be granted under this U.S. Plan more than 10 years after this U.S. Plan's date of adoption or, if earlier, the date this U.S. Plan is approved by the stockholders of the Company.

      (e) An Incentive Stock Option ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised more than three months after the date the Optionholder ceases to be a common-law employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), more than 12 months after the date the Optionholder ceases to be a common-law employee by reason of such permanent and total disability (as defined in Section 22(e)(3) of the Code) or after the Optionholder has been on a leave of absence for more than 3 months, unless the Optionholder's reemployment rights are guaranteed by statute or by contract.

      (f) The Option by its terms shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Optionholder.

      (g) This U.S. Plan may be further modified to ensure that any Option that is intended to be an ISO under this U.S. Plan will comply with the requirements of Code Section 422 or any successor thereto.

      (h) To the extent that any Option that is intended to qualify as an ISO does not qualify, then the portion thereof which does not so qualify shall constitute a separate NQSO.

      (i) Upon the disposition (within the meaning of Code Section 424(c)) of Shares acquired pursuant to the exercise of an ISO prior to the expiration of the holding period requirements of Code Section 422(a)(1), the Optionholder agrees to give notice to the Company of such disposition and the Company shall have the right to require the Optionholder to pay the Company the amount of any taxes that are required by law to be withheld with respect to such disposition.

11. The Directors shall determine at the Date of Grant, the term during which an Option may be exercised and whether any such Option shall be exercisable in one or more installments. Such an Option may also be subject to any other provision imposed by the Directors that is consistent with the purpose and intent of this U.S. Plan.

12. Subject to Rule 3 of the Scheme and any provisions in the Agreement, an Option granted under the Scheme shall Vest in respect of the Shares comprised in that Option as follows:

      (a) twenty five per cent (25%) on the first anniversary of the date on which the Option is granted, and

      (b) thereafter, the remaining unvested Option in equal installments on the last day of each calendar month over the period of thirty six (36) months commencing with the first full calendar month after the first anniversary of the date on which the Option is granted.

13. Options shall only be exercisable (to the extent that they are Vested) in the event of the earlier of:

      (a) a Change of Control; or

      (b) a Listing; or

      (c) a Sale; or

      (d) the expiration of nine years and six months from the Date of Grant; or

      (e) at any time at the discretion of the Board,

but in any event may not be exercised later than the day before the tenth anniversary of the Date of Grant.

14. Subject to the exercise requirements of Section 13 of this U.S. Plan, a Vested Option shall be exercisable in whole or in part and by notice in writing (in the form prescribed by the Company from time to time) given by the Optionholder (or his Personal Representatives as the case may be) to the Company. Unless, and to the extent the Grantor decides otherwise, the notice of exercise of the Option shall be accompanied by cash or a cash equivalent for the aggregate of the Exercise Prices payable.

15. Each Option granted under this U.S. Plan is subject to the condition that if at any time the Grantor, in its discretion, shall determine that the listing, registration or qualification of the Shares covered by such Option upon any securities exchange or under any State or Federal law is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase or delivery of Shares thereunder, the right to exercise any Option or the delivery of any or all Shares pursuant to the exercise of the Option may be withheld unless and until such listing, registration or qualification shall have been effected. Unless and until a registration statement is in effect under the United States Securities Act of 1933 ("Securities Act") with respect to the Shares to be issued or transferred to an Optionholder upon exercise of an Option, such Optionholder shall be required, as a condition of such exercise, to represent and agree that:

      (a) he understands that such Shares are deemed to be restricted securities within the meaning of Rule 144 under the Securities Act, which may not be resold in the United States or to a United States person except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act;

      (b) he is acquiring such Shares for investment and not with a view to distribution; and

      (c) he will not resell such Shares at any time when Rule 144 under the Securities Act is not available, except to non-United States persons in transactions effected in accordance with Rule 904 of Regulation S under the Securities Act (or any successor section thereto) and only after the expiration of any holding period the Directors may require.

The Company may endorse on certificates representing Shares issued or transferred upon the exercise of an Option such legend referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

16. Subject to the exercise requirements of Section 13 of this U.S. Plan and Rule 8 of the Scheme, if an Optionholder ceases to hold any office or employment with a Group Company by reason of his death, a Vested Option may be exercised by the Personal Representatives of a deceased Optionholder during the period of one year from the date of death of the Optionholder and if not then exercised, the Option shall lapse and cease to be exercisable at the end of that period of one year.

17. Subject to Rule 6.8(a) and Rule 8 of the Scheme, if an Optionholder ceases to hold any office or employment with a Group Company on account of retirement at the Normal Retirement Date, early retirement with the consent of the Board before the Normal Retirement Date or any other reason at the discretion of the Board, the Option, to the extent it has Vested, in accordance with the Agreement on the date of cessation, may be retained and exercised upon the occurrence of an event in accordance with Section 13 of this U.S. Plan.

18. Subject to Rule 6.8(a) and Rule 8 of the Scheme, if an Optionholder ceases to hold any office or employment with a Group Company on account of injury, illness or disability, as evidenced to the satisfaction of the Board, the Option, to the extent it has Vested at the date which is the last day of the sixth calendar month after the date of cessation, in accordance with the Agreement on the date of cessation, may be retained and exercised upon the occurrence of an event in accordance with Section 13 of this U.S. Plan.

19. Subject to Section 20 of this U.S. Plan and Rule 6.8(a) and Rule 8 of the Scheme, if an Optionholder ceases to hold any office or employment with a Group Company on account of:

      (a) the voluntary termination of his employment by the Optionholders, or

      (b) termination of the Optionholder's employment by mutual consent of the Board and the Optionholders; or

      (c) the Optionholder having become prevented by an applicable law or regulation from performing any material part of his duties; or

      (d) any other reason at the discretion of the Board,

the Option shall, to the extent it has Vested on the date of cessation, and subject to Section 13 of this U.S. Plan and Rule 8 of the Scheme, only become exercisable in respect of the following percentage of Vested Options as at the termination of employment:

    Number of Years                      Percentage of
after the Date of Grant                  Vested Options
         0-1                                   0%
         1-2                                  25%
         2-3                                  50%
         3-4                                  75%
         4+                                  100%

provided that an Option may not be exercised in respect of fractions of Shares.

20. If the Optionholder ceases to hold any office or employment with a Group Company on account of:

      (a) the failure of the Optionholder to perform his duties in a manner substantially consistent with the manner reasonably prescribed by the Board (other than any failure resulting from the Optionholder's incapacity due to physical or mental illness) where failure continues for ten days following his receipt of a written notice from the Board specifying the manner in which the Optionholder is in default of his duties; or

      (b) the voluntary termination of his employment by the Optionholder, where the Optionholder is to become an employee of a competitor of the Company (as determined by the Board); or

      (c) the Optionholder is dismissed with Cause,

the Options shall, unless and to the extent the Board in exceptional circumstances decides otherwise, lapse on the date on which the Optionholder ceases to hold any office or employment with a Group Company.

21. The Company may, in the Directors' discretion, designate one or more London brokerage houses to sell Shares on behalf of Optionholders on the London Stock Exchange; provided that any such broker shall have agreed in writing with the Company that Shares will be sold by such broker only in accordance with Rule 904 of Regulation S under the Securities Act (or any successor section thereto) and only after the expiration of any holding period the Directors may require.

22. If the Optionholder releases his Option in consideration of the grant to him of a new Option pursuant to Rule 9.1 of the Scheme,

      (a) the excess of the aggregate fair market value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate Exercise Price of such Shares may not be more than the excess of the aggregate fair market value of all Shares subject to the Option immediately before such substitution or assumption over the aggregate Exercise Price of such Shares, and

      (b) the new Option or the assumption of the old Option may not give the Optionholder additional benefits which he did not have under the old Option.

In the event a transaction described in this Section of this U.S. Plan is a merger, reorganization or other corporate transaction to which Code Section 424 would apply, any required adjustments to ISOs, including adjustments to the Exercise Price and the number of Shares subject to ISOs, shall satisfy the requirements of Code Section 424 and regulations thereunder.

23. Notwithstanding any other provision of this U.S. Plan or the Scheme, no Option may be granted or exercised if the grant thereof or the issuance or transfer of Shares thereunder would violate any applicable United States Federal or State securities laws or regulations or any exchange control restrictions.

                                        7